Exhibit 5.1

GRAY, LAYTON, KERSH, SOLOMON, SIGMON, FURR & SMITH, P.A.
ATTORNEYS AT LAW
516 SOUTH NEW HOPE ROAD
P. O. BOX 2636
GASTONIA, NORTH CAROLINA 28053-2636
704-865-4400

DAVID A. LAYTON ++	CHARLES D. GRAY III (OF COUNSEL)
JOHN D. KERSH, JR. +/****
T. J. SOLOMON II *	BANKRUPTCY LINE 704-865-6265
P. WAYNE SIGMON **/***	CHARLOTTE 704-332-5757
DAVID M. FURR **/+	FACSIMILE 704-866-8010
DAVID W. SMITH III ++
WILLIAM E. MOORE, JR.	* ALSO LICENSED IN SOUTH CAROLINA
JOHN H. GRIFFING */****	** ALSO LICENSED IN FLORIDA
EMILY H. LEAZER +	*** BOARD CERTIFIED SPECIALIST IN BANKRUPTCY LAW
TED F. MITCHELL *	**** BOARD CERTIFIED SPECIALIST IN ESTATE PLANNING AND PROBATE + MASTER OF LAWS IN TAXATION
++ N.C. STATE CERTIFIED MEDIATOR

April 13, 2005

Digital Recorders, Inc.
Sterling Plaza, Box 26
5949 Sherry Lane, Suite 1050
Dallas, Texas 75225

Gentlemen:

     We have acted as counsel to Digital Recorders, Inc., a North Carolina corporation (the “Company”), in connection with the authorization and issuance of (i) 1,207,729 shares of the Company’s common stock, par value $.10 per share (“Common Stock”), to Riverview Group, LLC (the “Investor”) pursuant to that certain Securities Purchase Agreement dated October 5, 2004 (the “Purchase Agreement”), (ii) a warrant to purchase 241,546 shares of Common Stock issued by the Company to the Investor in connection with the Purchase Agreement (the “Investor Warrant”) and (iii) a warrant to purchase 120,773 shares of Common Stock issued by the Company to Roth Capital Partners, LLC in connection with the purchase by the Investor of the Common Stock (the “Roth Warrant,” and together with the Investor Warrant, the “Warrants”). On the date hereof, the Company is filing with the Securities and Exchange Commission a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed sale by the selling shareholders identified in the Registration Statement of up to 1,570,048 shares of Common Stock, consisting of 1,207,729 outstanding shares held by the Investor and 362,319 shares issuable upon the exercise of the Warrants (the “Warrant Shares”), plus such indeterminate number of additional shares of Common Stock that may become issuable pursuant to the adjustment provisions contained in the Warrants (collectively, the “Shares”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Digital Recorders, Inc.
Page TWO
April 13, 2005

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have relied upon statements of responsible officers of the Company.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Shares to be sold by the selling shareholders identified in the Registration Statement have been duly authorized by the Company and that the outstanding shares of Common Stock held by the Investor are, and the Warrant Shares, when issued upon exercise of the Warrants in accordance with their terms, will be, legally issued, fully paid and nonassessable.

     We are members of the Bar of the State of North Carolina and do not purport to be experts in the laws of any state or jurisdiction other than the State of North Carolina and the United States.

     We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
GRAY, LAYTON, KERSH, SOLOMON, SIGMON, FURR & SMITH, P.A.

By:	/s/ David M. Furr David M. Furr